EXHIBIT 99.1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
APPLIED DIGITAL SOLUTIONS, INC.

Michael E. Krawitz and Lorraine M. Breece, or either of them, are appointed by the undersigned as proxies, or the proxies, each with power of substitution, to represent and vote the shares of stock of Applied Digital Solutions, Inc., or Applied Digital, which the undersigned would be entitled to vote at the Special Meeting of Stockholders of Applied Digital to be held on •, 2007, at •, Eastern Standard Time, at •, and at any postponements or adjournments thereof as if the undersigned were present and voting at the Special Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH BELOW AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR EACH PROPOSAL REFERRED TO BELOW.

VOTE BY INTERNET — www.proxyvote.com

Use the internet to transmit your voting instructions for electronic delivery of information through 11:59 P.M. Eastern Standard Time on •, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce costs incurred by Applied Digital in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions through 11:59 P.M. Eastern Standard Time on •, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Applied Digital Solutions, Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER A — FOR APPROVAL OF THE ISSUANCE OF APPLIED DIGITAL COMMON STOCK PURSUANT TO THE MERGER AGREEMENT

A. Approval of the Issuance of Applied Digital Common Stock Pursuant to the Merger Agreement

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER B — FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF APPLIED DIGITAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF APPLIED DIGITAL COMMON STOCK

B. Approval and Adoption of An Amendment to the Certificate of Incorporation of Applied Digital to Increase the Number of Authorized Shares of Applied Digital Common Stock

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER C — FOR THE RATIFICATION OF THE APPOINTMENT OF MICHAEL E. KRAWITZ AS A MEMBER OF APPLIED DIGITAL’S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE 2010 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

C. Ratification of the Appointment of Michael E. Krawitz as a Member of Applied Digital’s Board of Directors to Hold Office Until the 2010 Annual Meeting of Stockholders or until His Successor has been Duly Elected and Qualified

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER D — FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF APPLIED DIGITAL COMMON STOCK IN LIEU OF CASH TO FIVE OFFICERS OF APPLIED DIGITAL, INCLUDING ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER, SHOULD SEVERANCE PAYMENTS BE TRIGGERED AND SHOULD APPLIED DIGITAL DESIRE OR BE OBLIGATED TO ISSUE COMMON STOCK INSTEAD OF CASH

D. Approval of the Issuance of Shares of Applied Digital Common Stock in Lieu of Cash to Five Officers of Applied Digital, including its President and Chief Executive Officer, Should Severance Payments be Triggered and Should Applied Digital Desire or be Obligated to Issue Common Stock Instead of Cash

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER E — FOR THE APPROVAL, IF NECESSARY, OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER PROPOSALS IF THERE ARE NOT SUFFICIENT VOTES FOR THESE PROPOSALS

E. Approval, if Necessary, of an Adjournment or Postponement of the Special Meeting, Including, if Necessary, to Solicit Additional Proxies in Favor of the Merger Proposals if there are not Sufficient Votes for These Proposals

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.

Signature [PLEASE SIGN WITHIN THE BOX]	Date	Signature (Joint Owners)	Date